EXHIBIT 10.2

EXECUTIVE EMPLOYMENT AGREEMENT

This EXECUTIVE EMPLOYMENT AGREEMENT (this “Agreement”), is entered into as of this 28th day of August, 2013 (the “Effective Date”), by and between ioWorldMedia, Incorporated, a Florida corporation (the “Company”), and Julia Miller (the “Executive”).  The Company and the Executive are sometimes collectively referred to herein as the “Parties” and individually as a “Party”.

RECITALS

WHEREAS, the Company wishes to employ the Executive on the terms and conditions set forth herein; and

WHEREAS, the Executive wishes to be employed by the Company on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing recitals and other respective covenants, representations and agreements of the Parties contained in this Agreement, and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree, intending to be legally bound, as follows:

ARTICLE I
EMPLOYMENT

Section 1.01  At-Will Employment.

The Executive’s employment with the Company shall at all times be “at-will” and is to continue until the death of the Executive or either the Company or the Executive has notified the other Party in writing of the termination of the Executive’s employment with the Company, which termination may be for any lawful reason or for no reason at all.  This Agreement is not intended to create nor is it to be construed as an express or implied contract of continued employment for any period of time.

Section 1.02  Employment Duties and Offices.

(a)           Duties.  The Executive shall serve as the Chief Operating Officer and Secretary of the Company in accordance with this Agreement and the Company’s Bylaws.  The Executive shall have such authority and be responsible for such reasonable duties and responsibilities as are set forth in the Company’s Bylaws or assigned to her by the Company’s Board of Directors (the “Board”); provided, that such duties and responsibilities are consistent with and ordinarily expected of individuals in similar positions with publicly traded companies in the markets in which the Company operates. Certain employees of the Company and its subsidiaries will report to the Executive, and the Executive may be responsible for reviewing the performance of such employees of the Company and its subsidiaries.

The Executive shall faithfully perform and discharge her duties and responsibilities to the Company and its subsidiaries and shall devote the necessary time, energy, skills and attention to the business and affairs of the Company and its subsidiaries in order to fully and adequately perform such duties and responsibilities.  The Executive shall perform her duties and responsibilities to the best of her abilities in a diligent, trustworthy, businesslike and efficient manner.  The Executive understands that, in her capacity as an executive of the Company, she may be considered a Company insider and thereby subject to any insider trading policy in effect for the Company.

(b)           Offices.  The Executive agrees to serve without additional compensation, if elected or appointed thereto, as a member of the Board or the board of directors of any direct or indirect parent company (if applicable) or any of its subsidiaries, or in one or more executive offices of any of the Company, any direct or indirect parent company (if applicable) or any of its subsidiaries.

Section 1.03  Place of Performance.

The Executive’s principal places of business shall be at  475 Park Avenue New York, New York  10016 or 765 Market Street, San Francisco, California  94103, or such other locations as may be mutually agreed to by the Company and the Executive.  The Executive shall be required from time to time to reasonably travel as part of her duties hereunder.

ARTICLE II
COMPENSATION AND BENEFITS

Section 2.01  Compensation and Benefits.

(a)           Award of Shares of Common Stock.  The Company will issue 30,000,000 shares (the “Shares”) of its common stock, par value $.001 per share (“Common Stock”), to the Executive upon the effectiveness of an amendment to the Company’s Articles of Incorporation that increases the authorized shares of Common Stock to a level sufficient to allow for such issuance; provided, however, that the number of shares to be issued hereunder will be adjusted to give effect to any reverse stock split the Company may place into effect after the Effective Date of this Agreement but before the date the Shares are issued.  The Company will take all actions necessary to effect the aforementioned amendment, including the submission of the amendment to the Company’s shareholders for approval.

The Shares to be issued hereunder will not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under any state securities laws, and, therefore, may not be sold, transferred, or otherwise disposed of except pursuant to an effective registration statement or an exemption from registration under the Securities Act.  Accordingly, each certificate evidencing the Shares shall bear the following restrictive legend or a similar legend until such time as the transfer of such securities are not restricted or such securities are not restricted under the federal securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (II) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (III) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

(b)           Cash Compensation.  Initially, the Company will not pay the Executive any cash compensation.  In the event the Board, in its sole discretion, determines that the Company has sufficient revenue and/or investment capital to pay cash compensation, the Board and the Executive will discuss and establish base salary payments for the Executive.  In addition, the Board, in its sole discretion, may award bonus compensation to the Executive which shall be based on such performance criteria as developed by the Board and the Executive.  Any base salary and bonus will be paid in accordance with the Company’s ordinary payroll practices and policies.

(c)           Vacation.  The Executive shall be entitled to twenty (20) days of vacation each calendar year, subject to adjustment based on time of service to the Company as may be provided for in the Company’s vacation policy for full-time employees.  Subject to applicable law, any vacation days will be unpaid until such time as the Company has sufficient revenue and/or investment capital to pay the Executive for her vacation days.  All other terms and conditions related to vacation shall be as may be set forth in the Company’s vacation policy for full-time employees.

(d)           Additional Compensation.  The Board will consider awarding additional compensation to the Executive based on the Company’s performance for the remainder of 2013 and the operating plan developed for 2014.

Section 2.02  Other Executive Benefits.

The Executive (and her dependents and beneficiaries, if applicable) shall be eligible to participate in all employee benefit plans which the Company makes generally available to full-time employees and participation in any such employee benefit plan shall be in accordance with the Company’s policies with respect to, and the terms and conditions of, such employee benefit plan.  Such employee benefit plans and programs may be amended from time to time or terminated in the sole discretion of the Company.

Section 2.03  Business Expenses.

The Executive shall be entitled to prompt reimbursement for all reasonable, ordinary and necessary business expenses, including travel expenses, incurred by the Executive during her employment with the Company (in accordance with the policies and procedures established for employees of the Company) in the performance of her duties and responsibilities for the Company under this Agreement; provided, however, that Executive shall properly account for such expenses in accordance with the Company’s policies and procedures.

Section 2.04  Withholding Taxes

Payments made to the Executive pursuant to this Agreement shall be subject to withholding and social security taxes and other ordinary and customary payroll deductions.

ARTICLE III
NON-COMPETITION, NON-DISCLOSURE AND NON-SOLICITATION

Section 3.01  Covenant Not to Compete.

(a)           The Executive hereby agrees that during the Executive’s employment with the Company and thereafter for a period of six (6) months (hereinafter referred to as the “Covenant Period”), the Executive will not directly or indirectly engage in, become affiliated with, or become interested in any business in the Restricted Territory (as defined below), which is engaged in a Competing Business (as defined below), alone or with any individual, group, partnership, limited partnership, corporation, limited liability company, firm, association or any other person or entity in any capacity.  For these purposes, “to engage in,” “become affiliated with” or “become interested in” shall mean: (i) becoming an officer, director, agent, representative, consultant, independent contractor or employee of any entity, enterprise or person which is engaged in a Competing Business; (ii) becoming an owner, partner, limited partner, member, joint venturer, creditor, or shareholder or stockholder in a Competing Business (except as a shareholder or stockholder owning not greater than a five percent (5%) interest in a corporation, entity or other person whose shares are actively traded on a national securities exchange or in the over-the-counter market); and (iii) communicating to any person, which is engaged in a Competing Business, the names or addresses or any other information concerning any past, present, or prospective client, customer, joint venture partner, supplier or acquisition or investment target of the Company.  For purposes of this Section 3.01, a “Competing Business” means any business which performs the same or substantially similar services as the Company, including, without limitation, any internet radio service provider and business offering customized background music, and the “Restricted Territory” shall mean the United States of America.

(b)           If the covenant not to compete provided for herein is found by any court having jurisdiction to be too broad or too restrictive, then the covenant not to compete shall nevertheless remain effective, but shall be considered amended to a point considered by said court as reasonable and, as so amended, shall be fully enforceable.

Section 3.02  Non-Solicitation and Non-Interference.

The Executive hereby agrees that during the Executive’s employment with the Company and thereafter for a period of twelve (12) months (the “Non-Solicitation Period”), the Executive will not in any way, directly or indirectly, for herself or on behalf of or in conjunction with any other individual, person, partnership, limited partnership, limited liability company, firm, association, corporation or entity:

(a)           Solicit or divert away or attempt to solicit or divert any client or customer served or solicited by the Company while the Executive was employed by the Company or any potential customer of the Company if such potential customer’s business had been actively solicited by the Company while the Executive was employed by the Company;

(b)           Interfere with or attempt to interfere with negotiations between the Company and any acquisition or investment target of the Company;

(c)           Solicit or attempt to solicit any acquisition or investment target which the Company has been in negotiations with during the six (6) month period prior to the Executive’s termination of employment with the Company;

(d)           Cause, induce, or encourage any employee of the Company to leave the employ of the Company, or any independent contractor to terminate any independent contractor relationship with the Company;

(e)           Cause, induce, or encourage any former employee of the Company to become employed by a business which is engaged in a Competing Business; or

(f)            Employ or seek to employ any person who is at that time employed with the Company.

Section 3.03  Remedies.

The Executive acknowledges that any breach or violation of this Article III by the Executive will cause irreparable harm to the Company and that damages are not an adequate remedy.  The Executive therefore agrees that the Company shall be entitled to specific performance and injunctive relief in addition to any other remedy that may be available at law or in equity.

Section 3.04  Independent.

The covenants set forth in the foregoing Sections of this Article III are and shall be deemed and construed as separate and independent covenants.  Should any part or provision of such covenants be held invalid, void or unenforceable in any court of competent jurisdiction, such invalidity, voidness or unenforceability shall not render invalid, void or unenforceable any other part or provision thereof.  Specifically, and without limiting the generality of the foregoing, if any portion of Sections 3.01, 3.02 or 3.03 is found to be invalid by a court of competent jurisdiction because its duration, the territory and/or the restricted business are invalid or unreasonable in scope, such duration, territory and/or restricted business, as the case may be, shall be redefined by consideration of the reasonable concerns and needs of the Company such that the intent of the Company and the Executive, in agreeing to Sections 3.01, 3.02, 3.03 and 3.04, will not be impaired and shall be enforceable to the fullest extent of the applicable laws.

ARTICLE IV
MISCELLANEOUS

Section 4.01  Notices.

All notices required or permitted hereunder shall be in writing and shall be delivered by hand delivery, overnight courier or certified or registered mail, return receipt requested, postage prepaid, as follows:

If to the Company:	ioWorldMedia, Incorporated
475 Park Avenue
New York, New York 10016
Attention: President and Chief Executive Officer

with a copy to:

Paul T. Colella, Esq.
Giordano, Halleran & Ciesla, P.C.
125 Half Mile Road, Suite 300
Red Bank, New Jersey 07701

If to the Executive:	Julia Miller
85 UN Plaza 14g
New York, New York 10017

Notices may be sent to such other address as either Party may designate in a written notice served upon the other Party in the manner provided herein.  All notices required or permitted hereunder shall be deemed duly given and received on the day delivered, if delivery is by hand delivery, the next business day, if delivery is by overnight courier, or the second day next succeeding the date of mailing, if delivery is by registered mail.

Section 4.02  Governing Law and Consent to Jurisdiction.

This Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to its conflicts of laws principles.  All disputes, claims or controversies arising out of or in connection with this Agreement shall be subject to the jurisdiction of the federal and state courts in New York City, New York.

Notwithstanding the previous paragraph and provided both Parties consent, the Parties may, at any time after the inception of a dispute, claim or controversy arising out of or in connection with this Agreement, submit such dispute, claim or controversy to binding arbitration under the rules of the American Arbitration Association in effect at the inception of such dispute, claim or controversy.  The Parties shall cooperate fully with each other so that any such dispute, claim or controversy submitted to binding arbitration pursuant to this Section 4.02 may be resolved as expeditiously as possible.

Section 4.03  Waiver of Jury Trial.

Each of the Company and the Executive hereby waives the right to trial by jury in all proceedings commenced with respect to any disputes, claims or controversies arising out of or in connection with this Agreement.

THE EXECUTIVE HAS READ AND UNDERSTANDS THIS SECTION 4.03 WHICH DISCUSSES THE WAIVER OF THE EXECUTIVE’S RIGHT TO A JURY TRIAL.  THE EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, THE EXECUTIVE IS WAIVING HER RIGHT TO A JURY TRIAL IN ALL DISPUTES, CLAIMS OR CONTROVERSIES RELATING TO ANY ASPECT OF THE EMPLOYER/EMPLOYEE RELATIONSHIP GOVERNED BY THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, THE FOLLOWING CLAIMS:

(a)           ANY AND ALL CLAIMS FOR WRONGFUL DISCHARGE OF EMPLOYMENT; BREACH OF CONTRACT, BOTH EXPRESS AND IMPLIED; BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING, BOTH EXPRESS AND IMPLIED; NEGLIGENT OR INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS; NEGLIGENT OR INTENTIONAL MISREPRESENTATION; NEGLIGENT OR INTENTIONAL INTERFERENCE WITH CONTRACT OR PROSPECTIVE ECONOMIC ADVANTAGE; AND DEFAMATION;

(b)           ANY AND ALL CLAIMS FOR VIOLATION OF ANY FEDERAL, STATE OR MUNICIPAL STATUTE, INCLUDING, BUT NOT LIMITED TO, THE CONSCIENTIOUS EMPLOYEE PROTECTION ACT, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1991, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE AMERICANS WITH DISABILITIES ACT OF 1990, AND THE FAIR LABOR STANDARDS ACT; AND

(c)           ANY AND ALL CLAIMS ARISING OUT OF ANY OTHER LAWS AND REGULATIONS RELATING TO EMPLOYMENT OR EMPLOYMENT DISCRIMINATION.

Section 4.04  Entire Agreement; Amendments.

This Agreement contains the entire agreement between the Parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral or written, with respect to the subject matter hereof, but excluding the Confidential Information and Intellectual Property Assignment Agreement attached hereto as Exhibit A.  This Agreement may not be changed, amended or modified orally, but may be changed only by an agreement in writing signed by the Party against whom any waiver, change, amendment, modification or discharge may be sought.

Section 4.05  Agreement Relating to Intellectual Property and Confidential Information.

The Parties hereby acknowledge that contemporaneously herewith, the Executive executed and delivered to the Company the Confidential Information and Intellectual Property Assignment Agreement, a copy of which is attached hereto as Exhibit A, and said agreement shall remain in full force and effect pursuant to its terms from and after the Effective Date.

Section 4.06  Successors and Assigns.

This Agreement shall be enforceable by, inure to the benefit of and be binding upon (a) the Executive and the Executive’s heirs, beneficiaries, executors, administrators and legal representatives, and (b) the Company and its successors and assigns.  The Company may assign this Agreement, including, without limitation, in connection with any merger or consolidation of the Company with any other person or entity or a sale of all or substantially all of the assets of the Company to any other person or entity.  The assignment of this Agreement by the Company shall not be deemed a termination of the Executive’s employment.  The obligations of the Executive under this Agreement are personal to the Executive and may not be assigned, delegated or transferred to any other person by the Executive.

Section 4.07 Severability.

If any one or more of the provisions of this Agreement shall be determined to be invalid, illegal, or unenforceable in any respect and for any reason, the validity, legality, and enforceability of any such provision in every other respect and the remaining provisions of this Agreement shall not in any way be impaired.

Section 4.08  Headings.

The headings of the Articles and Sections contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of any provision of this Agreement.

Section 4.09  Counterparts.

This Agreement may be executed in one or more counterparts, none of which need contain the signature of more than one Party hereto, each of which shall be deemed to be an original, and all of which together shall constitute a single agreement.

Section 4.10  Acknowledgement.

The Executive represents that she has read and fully understands the terms of this Agreement and that she has signed it voluntarily.  The Executive has been given an adequate opportunity to review this Agreement and the Confidential Information and Intellectual Property Assignment Agreement attached hereto as Exhibit A with her attorney and other advisors.

IN WITNESS WHEREOF, the Parties have executed this Executive Employment Agreement on the day and year first set forth above.

IOWORLDMEDIA, INCORPORATED

By:	/s/ Zachary McAdoo
Name:	Zachary McAdoo
Title:	President and Chief Executive Officer

EXECUTIVE

/s/ Julia Miller
Julia Miller

EXHIBIT A

CONFIDENTIAL INFORMATION AND INTELLECTUAL PROPERTY  ASSIGNMENT AGREEMENT

IOWORLDMEDIA, INCORPORATED

Confidential Information and Intellectual Property Assignment Agreement
(this “Agreement”)

As a condition of my employment relationship with ioWorldMedia, Incorporated, its subsidiaries, affiliates, successors or assigns (together the "Company"), and in consideration of my employment relationship with the Company and my receipt of the compensation now and hereafter paid to me by Company, I agree to the following:

1.      Confidential Information.

(a)           Company Information.  I agree at all times during the term of my employment relationship with the Company (my "Relationship with the Company") and thereafter to hold in strictest confidence, and not to use except for the benefit of the Company or to disclose to any person, firm or corporation without written authorization of the Board of Directors of the Company, any Confidential Information (as hereinafter defined) of the Company.  I understand that "Confidential Information" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during the term of my Relationship with the Company), markets, works of original authorship, photographs, negatives, digital images, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment.  I further understand that Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved.

(b)           Other Employer Information.  I agree that I will not, during my Relationship with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that I will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

(c)           Third Party Information.  I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes.  I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party.

2.      Intellectual Property.

(a)           Assignment of Intellectual Property.  I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title, and interest in and to any original works of authorship, inventions, concepts, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am employed by the Company (collectively referred to as "Intellectual Property") and which (i) are developed using the equipment, supplies, facilities or Confidential Information of the Company, (ii) result from or are suggested by work performed by me for the Company, or (iii) relate to the business, or to the actual or demonstrably anticipated research or development, of the Company. The Intellectual Property will be the sole and exclusive property of the Company.  I further acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of and during the period of my Relationship with the Company and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act.  To the extent that any Intellectual Property is not deemed to be work for hire, then I will and hereby do assign all my right, title and interest in such Intellectual Property to the Company, except as provided in Section 2(e).

(b)           Patent and Copyright Registrations.  I agree to assist the Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Intellectual Property and any copyrights, patents or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Intellectual Property, and any copyrights, patents or other intellectual property rights relating thereto.  I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement.  If the Company is unable because of my mental or physical incapacity or for any other reason to secure my assistance in perfecting the rights transferred in this Agreement, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.  The designation and appointment of the Company and its duly authorized officers and agents as my agent and attorney in fact shall be deemed to be coupled with an interest and therefore irrevocable.

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(c)           Maintenance of Records.  I agree to keep and maintain adequate and current written records of all Intellectual Property made by me (solely or jointly with others) during the term of my Relationship with the Company.  The records will be in the form of notes, sketches, drawings, and works of original authorship, photographs, negatives, digital images or any other format that may be specified by the Company.  The records will be available to and remain the sole property of the Company at all times.

(d)           Intellectual Property Retained and Licensed.  I provide below a list of all original works of authorship, inventions, developments, improvements, and trade secrets which were made by me prior to my Relationship with the Company (collectively referred to as "Prior Intellectual Property"), which belong to me, which relate to the Company's current or anticipated business, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, I represent that there is no such Prior Intellectual Property.  If in the course of my Relationship with the Company, I incorporate into Company property any Prior Intellectual Property owned by me or in which I have an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Intellectual Property as part of or in connection with such Company property.

Prior Intellectual Property:

Title	Date	Identifying Number or Brief Description
Xbox Live Subscription Service	2000-2004	gaming service and matchmaking

Apple Max Service	2004-2006	photo sharing, cloud storage, music sharing across devices

iBloks	2006-2008	video ad creation and serving

YouCast	2008-2011	social media tracking across platform

DigiPowers	2009-2013	Expert services subscription business, all digital lifestyle content experiences

Note: Each of  the Prior Intellectual Property described above integrated the use of music and soundtracks over the internet or through a VPN.

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(e)           Exception to Assignments.  I understand that the provisions of this Agreement requiring assignment of Intellectual Property to the Company do not apply to any intellectual property that (i) I develop entirely on my own time; and (ii) I develop without using Company equipment, supplies, facilities, or Confidential Information; and (iii) do not result from any work performed by me for the Company; and (iv) do not relate at the time of conception or reduction to practice to the Company's current or anticipated business, or to its actual or demonstrably anticipated research or development.  Any such intellectual property will be owned entirely by me, even if developed by me during the time period in which I am in the service of the Company.  I will advise the Company promptly in writing of any intellectual property that I believe meet the criteria for exclusion set forth herein and are not otherwise disclosed pursuant to Section 2(d) above.

(f)           Return of Company Documents.  I agree that, at the time of leaving the service of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all works of original authorship, photographs, negatives, digital images, devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings blueprints, sketches, materials, equipment, other documents or property, any Confidential Information or reproductions of any aforementioned items developed by me pursuant to my employment with the Company or otherwise belonging to the Company, its successors or assigns.  In the event of the termination of my Relationship with the Company, I agree to sign and deliver the "Termination Certificate" attached hereto as Appendix A.

3.      Notification of New Employer.  In the event that I leave the service of the Company, I hereby grant consent to notification by the Company to my new employer or consulting client about my rights and obligations under this Agreement.

4.      Representations.  I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my Relationship with the Company.  I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.  I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement.

5.      Equitable Relief.  I acknowledge that any breach or violation of this Agreement by me will cause irreparable harm to the Company and that damages are not an adequate remedy.  I therefore agree that the Company shall be entitled to specific performance and injunctive relief in addition to any other remedy that may be available at law or in equity.

6.      General Provisions.

(a)           Governing Law; Consent to Personal Jurisdiction.  This Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to its conflicts of law principles.  I hereby expressly consent to the nonexclusive personal jurisdiction and venue of the state and federal courts located in New York City, New York for any lawsuit filed there by either party arising from or relating to this Agreement.

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(b)           Waiver of Jury Trial.  I hereby waive the right to trial by jury in all proceedings commenced with respect to any disputes, claims or controversies arising out of or in connection with this Agreement.

I HAVE READ AND UNDERSTAND THIS SECTION 6(b) WHICH DISCUSSES THE WAIVER OF MY RIGHTS TO A JURY TRIAL.  I UNDERSTAND THAT BY SIGNING THIS AGREEMENT, I AM WAIVING MY RIGHT TO A JURY TRIAL IN ALL DISPUTES, CLAIMS OR CONTROVERSIES RELATING TO ANY ASPECT OF THIS AGREEMENT.

(c)           Entire Agreement.  This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged.  Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

(d)           Severability.  If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

(e)           Successors and Assigns.  This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

(f)           Counterparts. This Agreement may be executed in one or more counterparts, none of which need contain the signature of more than one party hereto, each of which shall be deemed to be an original, and all of which together shall constitute a single agreement.

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IN WITNESS WHEREOF, the undersigned has executed this Confidential Information and Intellectual Property Assignment Agreement as of August 28, 2013.

EXECUTIVE

(Signature)

Julia Miller
(Print Name)

845 UN Plaza 14g
New York, New York 10017
(Print Address)

Agreed to and Accepted by IOWORLDMEDIA, INCORPORATED

By:
Name:	Zachary McAdoo
Title:	President and Chief Executive Officer

APPENDIX A

IOWORLDMEDIA, INC.

Termination Certificate

This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, any Confidential Information (as such term is defined in the Intellectual Property Agreement defined below) or reproductions of any aforementioned items belonging to ioWorldMedia, Incorporated its subsidiaries, affiliates, successors or assigns (together, the "Company").

I further certify that I have complied with all the terms of the Company's Confidential Information and Intellectual Property Assignment Agreement signed by me (the "Intellectual Property Agreement"), including the reporting of any Intellectual Property (as defined therein), conceived or made by me (solely or jointly with others) covered by the Intellectual Property Agreement.

I further agree that, in compliance with the Intellectual Property Agreement, I will preserve as confidential all Confidential Information, including all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

(Date)	(Signature)